Exhibit 21.1

Subsidiaries of Penn Virginia Resource Partners, L.P.

Name	Jurisdiction of Organization
Connect Energy Services, LLC	Delaware
Connect Gas Gathering, LLC	Delaware
Connect Gas Pipeline LLC	Delaware
Connect NGL Pipeline, LLC	Delaware
CrossPoint Pipeline LLC (50% Joint Venture)	Delaware
Dulcet Acquisition LLC	Delaware
Fieldcrest Resources LLC	Delaware
K Rail LLC	Delaware
Kanawha Rail LLC	Virginia
LJL, LLC	West Virginia
Loadout LLC	Delaware
Penn Virginia Operating Co., LLC	Delaware
Penn Virginia Resource Finance Corporation	Delaware
Penn Virginia Resource GP, LLC	Delaware
PVR Cherokee Gas Processing LLC	Oklahoma
PVR East Texas Gas Processing, LLC	Delaware
PVR Finco LLC	Delaware
PVR Gas Pipeline, LLC	Delaware
PVR Gas Processing LLC	Oklahoma
PVR Gas Resources, LLC	Delaware
PVR Hamlin, LLC	Delaware
PVR Hydrocarbons LLC	Oklahoma
PVR Laverne Gas Processing LLC	Oklahoma
PVR Marcellus Gas Gathering, LLC	Delaware
PVR Midstream LLC	Delaware
PVR Natural Gas Gathering LLC	Oklahoma
PVR North Texas Gas Gathering, LLC	Delaware
PVR Oklahoma Natural Gas Gathering LLC	Oklahoma
PVR Services, LLC	Delaware
PVR Water Services, LLC	Delaware
Suncrest Resources LLC	Delaware
Toney Fork LLC	Delaware
Aqua-PVR Water Services LLC (51% Joint Venture)	Delaware
Coal Handling Solutions LLC (50% Joint Venture)	Delaware
Covington Handling LLC (50% Joint Venture	Delaware
Kingsport Handling LLC (50% Joint Venture)	Delaware
Kingsport Services LLC (50% Joint Venture)	Delaware
Maysville Handling LLC (50% Joint Venture)	Delaware
Thunder Creek Gas Services, L.L.C. (25% Joint Venture)	Wyoming